UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2017

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 3, 2017, Lindblad Maritime Enterprises, Ltd. (“LME”), a subsidiary of Lindblad Expeditions Holdings, Inc. (the “Company”), entered into a Shipbuilding Contract (the “Agreement”) with Ulstein Verft AS, a company organized and existing under the laws of Norway (the “Builder”). The Agreement provides for the Builder to construct a new exploration cruise vessel at a purchase price of 1,066,000,000 Norwegian Kroner (NOK). Subsequently, LME exercised its right to make payments in United States Dollars, which resulted in a purchase price of $134.6 million, including hedging costs. The purchase price is subject to potential adjustments from contract specifications for variations in speed, deadweight, fuel consumption and delivery date, and is due in installments. The first 20% of the purchase price is to be paid shortly after execution of the Agreement with the remaining 80% due upon delivery and acceptance of the vessel.

The Builder is required to deliver the vessel on January 21, 2020, with the potential for accelerated delivery as early as November 18, 2019. The risk of loss or damage to the vessel remains with the Builder until the vessel is delivered to and accepted by LME. The Agreement provides for a one-year warranty of the vessel for defects in design, construction, materials and workmanship under normal use and service. LME may terminate the Agreement in the event the Builder fails to deliver the vessel within 180 days of the due date. The Agreement contains options to purchase two additional identical vessels, at a purchase price of NOK 1,031,000,000 (exercisable within six months of the Agreement) and NOK 1,051,000,000 (exercisable within six months of exercise of the first option), respectively. The Agreement also contains a guarantee by the Company of LME’s obligations, as well as customary representations, warranties, covenants and indemnities.

The forgoing summary does not purport to be complete and is qualified in its entirety by the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2017, the Company issued a press release announcing its financial results for its third quarter ended September 30, 2017.

This Item 2.02 and the press release attached hereto are being furnished by the Company pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 7.01 Regulation FD Disclosure.

On November 7, 2017, the Company issued a press release announcing the entry into the Agreement described above, which is attached as Exhibit 99.2.

This Item 7.01 and the press release attached hereto are being furnished by the Company. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 to Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued November 7, 2017.
Exhibit 99.2	Press release issued November 7, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

November 7, 2017	By:	/s/ Craig I Felenstein
Craig I. Felenstein, Chief Financial Officer

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